UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2023

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45 Glover Avenue	Norwalk	Connecticut	06850
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2023, John L. Garrison Jr. notified the Board of Directors (the “Board”) of Terex Corporation (“Terex” or the “Company”) of his intention to retire as Chairman, CEO and as a member of the Board, effective January 1, 2024. Mr. Garrison will continue as a consultant for Terex from January 1, 2024 through June 30, 2024.

The Board has appointed Simon Meester, the current President Aerial Work Platforms, to succeed Mr. Garrison as President and CEO, effective January 1, 2024. Mr. Meester has also been appointed a member of the Board effective January 1, 2024. Mr. Meester will not be a member of any committees of the Board.

Simon Meester, age 54, has been President Aerial Work Platforms since May 2023. He was appointed President, Genie, on August 1, 2021. Previously, Mr. Meester had been serving as Chief Operating Officer of Genie since June 2020. He joined Terex in 2018 as Vice President, Global Sales and Marketing Administration for Genie. Prior to joining Terex, he was Vice President and General Manager of the Industrial Control Division at Eaton Corporation. Earlier, he spent 14 years in progressively senior roles at Caterpillar, Inc., before becoming President, Sandvik Mining and Construction in India. He has managed global teams and operations for more than 20 years, based in seven countries, including 11 years in the United States.

In connection with his promotion to CEO, the Compensation Committee approved Mr. Meester receiving an annual base salary of $925,000 and a target annual incentive compensation opportunity of 110% of his annual base salary, effective January 1, 2024. In addition, Mr. Meester will be eligible for a 2024 long-term incentive award in the amount of $4,700,000, which will be both time-based and performance-based. The timing and form of this award will be consistent with the timing and form of similar 2024 long-term incentive awards granted to the other Terex executives.

Mr. Meester will enter into a Change in Control and Severance Agreement which will provide for two years of salary, bonus and benefits upon the occurrence of certain events.

There are no arrangements or understandings between Mr. Meester and any other person pursuant to which he was elected as a director. There are not transactions or proposed transactions between Mr. Meester and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of Mr. Meester’s appointment is qualified in its entirety by reference to the full and complete text of Mr. Meester’s Employment Letter, which is attached hereto and incorporated by reference herein as Exhibit 10.1 to this Item 5.02.

A copy of the Company’s press release, dated October 17, 2023, announcing the retirement of Mr. Garrison and appointment of Mr. Meester as President, Chief Executive Officer and a member of the Board is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Letter from Terex Corporation signed by Simon Meester on October 12, 2023.

99.1 Press release of Terex Corporation issued on October 17, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2023

TEREX CORPORATION

By: /s/Scott J. Posner
Scott J. Posner
Senior Vice President
General Counsel and Secretary